EXHIBIT 99.1

September 23, 2021

Everything Blockchain, Inc. Appoints Chief Financial Officer

Everything Blockchain, Inc., (OTCMKTS: OBTX), an advanced platform architect, development and services company and software foundry, specializing in blockchain technologies and decentralized processing, announced today that it has selected William C. Regan to fill the position of Interim Chief Financial Officer of the Company. Prior to this selection, Michael Hawkins, Chairman of the Board, has served the Company as its Chief Financial Officer. Mr. Hawkins has resigned from his role as Chief Financial Officer while maintaining his position as the Chairman of the Board.

Mr. Hawkins, The Company’s Chairman noted, “Everything Blockchain has experienced tremendous growth during the past few months, and my abilities to serve as both the Chairman and CFO was no longer viable. In addition, as we began to align the organization with an up listing to either the NASDAQ or NYSE, we have implemented additional financial matrix, procedures, and processes that will require additional time and focus. The Company is better served by splitting the duties of Chairman and CFO. Mr. Regan has been a consultant with Everything Blockchain since May 2021 with thorough knowledge and understanding of accounting and finance for publicly held companies.”

Mr. Regan brings 40 years of finance and accounting experience, including 25 years at public companies. He has extensive transactional experience including two IPOs and numerous acquisitions, divestitures, and financings. Most recently, Mr. Regan was Senior Vice President and Chief Financial Officer of Fornetix, a technology company with an advanced encryption key management solution. Mr. Regan began his career as an auditor, then as a tax advisor, and held a number of accounting roles with increasing responsibility, including Controller positions at JH Capital Group, Rentech, Inc., National Golf Properties, Inc., Digital Insight Corporation and DTS Digital Cinema, and Chief Financial Officer positions at Weintraub Financial Services, Inc. and Beaufort California, Inc. Mr. Regan holds a Bachelor’s degree in Business Administration - Accounting from California State Polytechnic University, Pomona and is a Certified Public Accountant (inactive).

Eric Jaffe, Everything Blockchain’s CEO, stated, “Echoing our Chairman’s words with our additional board members, we continue to put together a very powerful and influential senior management team. Having worked with Mr. Regan for the past few months, we expect a seamless transition of roles and responsibilities in financial oversight. With the recent implementation of our Audit Committee, and the hiring of a CFO whose sole responsibility is the financial oversight of our business, our shareholders can be assured of the levels of independence and review in financial reporting expected of any NASDAQ or NYSE business.”

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Contact:

Eric Jaffe, CEO

info@everythingblockchain.io

www.everythingblockchain.io

Investor Relations Contact:

RedChip Companies Inc.

Dave Gentry

Tel: 1-800-RED-CHIP (733-2447 or 407-491-4498

dave@redchip.com

About Everything Blockchain:

Headquartered in Fleming Island, Florida, Everything Blockchain, Inc., (OTCMKTS: OBTX) is a platform developer, specializing in systems’ architecture, and a software foundry of blockchain technologies, decentralized processing, Internet of Things (IoT), and Zero Trust.

Forward Looking Statements

This news release contains “forward-looking statements” which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as “anticipate”, “seek”, intend”, “believe”, “estimate”, “expect”, “project”, “plan”, or similar phrases may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company’s reliance on existing regulations regarding the use and development of cannabis-based products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.

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